Exhibit 4.11

Schedule

Setting Forth Information on

Twenty Additional and Substantially Identical Promissory Notes

(Except as set forth below, documents are substantially identical to the document included as Exhibit 4.10 of this filing)

Location	Maker (Preamble)	Principal Sum (Preamble)	Pool Number (Heading)	Title of Document
Greensboro, North Carolina	Marriott Residence Inn II Limited Partnership	$4,875,000.00	Pool 2	Promissory Note
Lubbock, Texas	Marriott Residence Inn II Limited Partnership	$2,500,000.00	Pool 2	Promissory Note
Akron/Copley Ohio	AHT Residence Inn II Limited Partnership	$5,460,000.00	Pool 1	Promissory Note
Kalamazoo, Michigan	AHT Residence Inn II Limited Partnership	$3,938,000.00	Pool 1	Promissory Note
Clearwater/St. Petersburg, Florida	Marriott Residence Inn II Limited Partnership	$3,540,000.00	Pool 2	Promissory Note
Boston/Danvers, Massachusetts	AHT Residence Inn II Limited Partnership	$4,620,000.00	Pool 1	Promissory Note
Irvine, California	Marriott Residence Inn II Limited Partnership	$12,750,000.00	Pool 2	Promissory Note Secured by Deed of Trust
Arcadia, California	Marriott Residence Inn II Limited Partnership	$14,850,000.00	Pool 2	Promissory Note Secured by Deed of Trust
Chicago-Deerfield, Illinois	Marriott Residence Inn II Limited Partnership	$8,100,000.00	Pool 2	Promissory Note
Memphis, Tennessee	AHT Residence Inn II Limited Partnership	$2,535,000.00	Pool 1	Promissory Note

Birmingham, Alabama	AHT Residence Inn II Limited Partnership	$5,573,000.00	Pool 1	Promissory Note
Placentia, California	AHT Residence Inn II Limited Partnership	$7,650,000.00	Pool 1	Promissory Note Secured by Deed of Trust
Pensacola, Florida	Marriott Residence Inn II Limited Partnership	$3,540,000.00	Pool 2	Promissory Note
Santa Fe, New Mexico	AHT Residence Inn II Limited Partnership	$8,050,000.00	Pool 1	Promissory Note
Boca Raton, Florida	Marriott Residence Inn II Limited Partnership	$3,750,000.00	Pool 2	Promissory Note
Columbia/Spartanburg, South Carolina	Marriott Residence Inn II Limited Partnership	$4,380,000.00	Pool 2	Promissory Note
Philadelphia/Berwyn, Pennsylvania	Marriott Residence Inn II Limited Partnership	$5,979,000.00	Pool 2	Promissory Note
Las Vegas, Nevada	AHT Residence Inn II Limited Partnership	$20,625,000.00	Pool 1	Promissory Note
Shreveport/Bossier City, Louisiana	AHT Residence Inn II Limited Partnership	$4,050,000.00	Pool 1	Promissory Note
Jackson, Mississippi	AHT Residence Inn II Limited Partnership	$3,360,000.00	Pool 1	Promissory Note